                                                                  RULE 424(b)(3)
                                               REGISTRATION STATEMENT 333-136471

                              PROSPECTUS SUPPLEMENT

                               DATED JULY 23, 2007

                                       TO

                        PROSPECTUS DATED NOVEMBER 6, 2006

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                                   SWMX, INC.

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      This  Prospectus  Supplement,  dated  June 29,  2007  (the  "Supplement"), supplements  that  certain  Prospectus  dated  November  6, 2006 (the  "Original
Prospectus"),  as  supplemented  by those  certain  Prospect  Supplements  dated
January 11, 2007,  February 13, 2007,  March 30, 2007, July 2, 2007 and July 13,
2007 (together with the Original  Prospectus,  the "Prospectus"),  and should be read in conjunction with the Prospectus.

      On July 19, 2007, the stockholders of SWMX, Inc. (the "Company")  approved an amendment to the Company's  certificate of incorporation to allow the Company to issue up to 10,000,000 shares of preferred stock upon terms to be established by the Company's Board of Directors.

      All  provisions  of  the  Prospectus  not  specifically  amended  by  this
Supplement remain in full force and effect.

      Please insert this  Supplement  into your  Prospectus and retain both this
Supplement and the Prospectus for future reference. If you would like to receive a copy of the Prospectus please write to SWMX,  Inc.'s Corporate  Secretary at 1
Bridge Street, Irvington, New York 10533 or call (914) 406-8400.